SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 5, 2003

Date of Report (Date of Earliest Event Reported)

PROBUSINESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22227	94-2976066

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4125 Hopyard Road
Pleasanton, CA 94588

(Address of principal executive offices)

(925) 737-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 5. Other Events

     On January 5, 2003, ProBusiness Services, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger by and among Automatic Data Processing, Inc., a Delaware corporation (“ADP”), ADP Merger Corp., a Delaware corporation (“Merger Sub”), and the Company (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of ADP.

     Pursuant to the Merger Agreement, (i) each outstanding share of 6.9% Redeemable Convertible Preferred Stock (the “Company Preferred Stock”) will, in accordance with the preference conferred upon the Company Preferred Stock in the Certificate of Designation, will be converted into the right to receive $26.50 in cash, (ii) each outstanding share of common stock of the Company (the “Company Common Stock”), will be converted into the right to receive $17.00 in cash and (iii) each outstanding option to purchase Company Common Stock will entitle the holder thereof to receive an amount in cash equal to the excess, if any, of (a) $17.00 over (b) the per share exercise price of the option.

     The Merger is conditioned upon, among other things, (i) approval of the holders of the majority of Company Common Stock and the Company Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) other customary conditions.

     In connection with the execution of the Merger Agreement, ADP, Merger Sub and certain stockholders of the Company entered into stockholder support agreements (the “Stockholder Agreements”), pursuant to which such stockholders agreed to vote shares constituting approximately 30% of the Company’s outstanding capital stock in favor of the approval of the Merger and the adoption of the Merger Agreement and against any alternative acquisition proposal. These stockholders granted two of ADP’s officers an irrevocable proxy to vote their shares in favor of the Merger and the adoption of the Merger Agreement and against any alternative acquisition proposal.

     A press release announcing the transaction is attached as an exhibit to this report.

     The foregoing descriptions of the Merger Agreement, the Stockholder Agreement and the press release are qualified in their entirety by reference to the Merger Agreement, the Stockholder Agreement and the press release, which are filed as Exhibits 2.1, 2.2 and 99.1, respectively.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of January 5, 2003 by and among Automatic Data Processing, Inc., a Delaware corporation, ADP Merger Corp., a Delaware corporation and ProBusiness Services, Inc., a Delaware corporation.

2.2	Form of Stockholder Support Agreement

99.1	Press Release dated January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2003	PROBUSINESS SERVICES, INC.

	By:	/s/ Thomas H. Sinton Thomas H. Sinton Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of January 5, 2003 by and among Automatic Data Processing, Inc., a Delaware corporation, ADP Merger Corp., a Delaware corporation and ProBusiness Services, Inc., a Delaware corporation.

2.2	Form of Stockholder Support Agreement

99.1	Press Release dated January 6, 2003